UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 11, 2011

PARKWAY PROPERTIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
Of Incorporation)		Identification No.)

One Jackson Place, Suite 1000, 188 East Capitol Street, Jackson, MS 39201
(Address of Principal Executive Offices, including zip code)

                                          (601) 948-4091
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01                      Completion of Acquisition or Disposition of Assets.

On May 11, 2011, Parkway Properties, Inc. (the “Company”) completed the previously announced sale of 233 North Michigan, a 1.1 million square foot office property located in the central business district of Chicago, Illinois, to HUB Properties Trust, an affiliate of Commonwealth REIT, for a gross sale price of $162.2 million.   At closing, the Company repaid the $84.6 million first mortgage secured by the property that was previously scheduled to mature in July 2011.  Parkway received net cash proceeds from the sale after the repayment of the first mortgage of approximately $74 million, which the Company used to reduce amounts outstanding under the Company's revolving credit facility.

The Purchase and Sale Agreement between the Company and HUB Properties Trust was filed as Exhibit 2.1 to the Company’s Form 8-K filed on May 9, 2011 and incorporated herein by reference.  Unaudited pro forma consolidated financial information of the Company reflecting the disposition of 233 North Michigan was filed as Exhibit 99.1 to the Company’s Form 8-K filed on May 9, 2011 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARKWAY PROPERTIES, INC.

Date: May 12, 2011	By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer